Lease Agreement

Between

4300 VENTURE 34910 LLC
a Delaware limited liability company

Landlord

and

SB CAPITAL ACQUISITIONS, LLC
a(n) Delaware limited liability company

Tenant

4010 East Fifth Avenue
Columbus, Ohio 43219

Dated as of: February 23, 2012

Page
25. SUBORDINATION.	16
26. ESTOPPEL CERTIFICATE.	16
27. INSPECTION.	16
28. FORCE MAJEURE.	17
29. LANDLORD’S LIABILITY.	17
30. NOTICES.	17
31. QUIET ENJOYMENT.	17
32. NO WAIVERS.	18
33. SUCCESSORS AND ASSIGNS.	18
34. TERMINATION/HOLDOVER.	18
35. SECURITY DEPOSIT.	19
36. MECHANIC’S LIENS.	18
37. HAZARDOUS SUBSTANCES.	19
38. LEASE GUARANTY	20
39. MISCELLANEOUS PROVISIONS.	20
(a) Entire Agreement: Modification.	20
(b) Interpretation.	20
(c) Waiver of Jury Trial.	20
(d) Choice of Law.	20
(e) Brokerage Commission.	20
(f) Short Form Lease.	21
(g) Submission of Lease.	21
(h) Tenant Authority.	21
(i) Right to Mortgage.	21
(j) Counterparts.	22
(k) OFAC List.	22
- - -

EXHIBITS

Exhibit “A”    Site Plan

Exhibit “A-1”    Floor Plan

Exhibit “B”    Rules and Regulations

Exhibit “C”    Prohibited Uses

Exhibit “D”    Sign Criteria

Exhibit “E”    Landlord’s Work

Exhibit “F”    Delivery Date Certification

Exhibit “G”    Lease Guaranty

Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. DSW agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), made as of the 23rd day of February, 2012 (the “Effective Date”) by and between 4300 VENTURE 34910 LLC, a Delaware limited liability company (“Landlord”), and SB CAPITAL ACQUISITIONS, LLC, a(n) Delaware limited liability company (“Tenant”).
W I T N E S S E T H
FOR AND IN CONSIDERATION of the mutual covenants and agreements contained in this Lease, the parties covenant and agree as follows:
1.BASIC LEASE PROVISIONS AND DEFINITIONS. The following capitalized terms whenever used in this Lease shall have the meanings set forth in this Section 1:
(a)    Landlord:    4300 Venture 34910 LLC
(b)    Tenant:     SB Capital Acquisitions, LLC
(c)    Landlord’s Mailing Address:
4300 Venture 34910 LLC
c/o Schottenstein Property Group
4300 East Fifth Avenue
Columbus, Ohio 43219
Attn: Sr. Vice President
with a copy to:
4300 Venture 34910 LLC
c/o Schottenstein Property Group
4300 East Fifth Avenue
Columbus, Ohio 43219
Attn: General Counsel

4300 Venture 34910 LLC
c/o Schottenstein Property Group
4300 East Fifth Avenue
Columbus, Ohio 43219
Attn: Lease Administration

(d)    Tenant’s Mailing Address:

Attn:

(e)    Property: That certain parcel of land consisting of approximately 24.958 acres, located in the City of Columbus, County of Franklin, State of Ohio, as more particularly shown on the attached Exhibit “A” to this Lease, and the improvements constructed or to be constructed thereon. The property is part of the Columbus International Aircenter. The Columbus International Aircenter comprises approximately 170.497 acres, more or less, of real property, including areas which are adjacent to Columbus International Airport (the “Airport”).
Tenant acknowledges that the Columbus International Aircenter may be used for storage, repair, loading and unloading of airplanes and other services associated with the Airport and airplanes. Tenant further acknowledges that these uses generate substantial noise and other emissions and covenants that Tenant will not interfere with these uses of the Columbus International Aircenter. Tenant consents to the above uses of the Columbus International Aircenter and agrees that such use shall not interfere with Tenant’s use of the Premises.
(f)    Premises: Approximately 15,262 square feet of interior building space located at 4010 East Fifth Avenue, Columbus, Ohio, as crosshatched or otherwise designated on the floor plan attached as Exhibit “A-1” to this Lease. Landlord and Tenant shall execute and deliver the Delivery Date and Rent Certification in the form and substance attached as Exhibit “F” hereto (the “Certification”) confirming, among other things, the term of this Lease.
(g)    Initial Term: The period commencing on the Delivery Date (as defined in Section 3(a)) and ending five (5) years following (i) the last day of the month in which the Rent Commencement Date (as defined in Section 1(o)) occurs, if the Rent Commencement Date does not fall on the first day of a calendar month, or (ii) the last day of the month immediately preceding the month in which the Rent Commencement Date occurs, if the Rent Commencement Date is the first day of a calendar month.
(h)    Permitted Use: General business offices and no other use or purpose (“Permitted Use”). Any variation or deviation from Permitted Use, including, but not limited to, the prohibited uses identified in Exhibit “C” attached hereto and made a part hereof, shall be deemed a material default of this Lease.
(i)    Base Rent:
For years 1-5, Base Rent shall be Ten and 60/100 Dollars per square foot ($10.60/sq. ft.) of Gross Leasable Area, estimated to be One Hundred Sixty-one Thousand Seven Hundred Seventy-seven and 20/100 Dollars ($161,777.20) annually, payable in equal monthly installments of Thirteen Thousand Four Hundred Eighty-one and 43/100 Dollars ($13,481.20) per month (or a portion thereof for a fraction of a month), in advance on the first day of each and every month during the Initial Term hereof;
Option 1 – For years 6-10, Base Rent shall be increased to Eleven and 66/100 Dollars per square foot ($11.66/sq. ft.) of Gross Leasable Area, estimated to be One Hundred Seventy-seven Thousand Nine Hundred Fifty-four and 92/100 Dollars ($177,954.92) annually, payable in equal monthly installments of Fourteen Thousand Eight Hundred Twenty-nine and 58/100 Dollars ($14,829.48) per month (or a portion thereof for a fraction of a month), in advance on the first day of each and every month during the renewal Term hereof.

(j)    Security Deposit:        N/A
(k)    Initial Tenant Charges: $0.97/sq. ft. per annum, subject to adjustment in accordance with Section 10.
(l)    Rent Mailing Address:
4300 Venture 34910 LLC
Department L-2646
Columbus, OH 43260-2646
(m)    Declaration: The term “Declaration” shall mean that certain Declaration of Restrictions and Easements, dated October 17, 1997, and recorded as Instrument No. 199710170122036, Recorder's Office, Franklin County, Ohio and Tenant agrees to comply with all provisions thereof.
(n)    Broker(s):        None
(o)    Rent Commencement Date: The date which is thirty (30) days following the Delivery Date (as defined in Section 3).
(p)    Guarantor: SB Capital Group, LLC
2.    TERM.
(a)    The Initial Term of this Lease shall commence on the Effective Date and shall terminate five (5) years following (i) the last day of the month in which the Rent Commencement Date (as defined in Section 3) occurs, if the Rent Commencement Date does not fall on the first day of a calendar month, or (ii) the last day of the month immediately preceding the month in which the Rent Commencement Date occurs, if the Rent Commencement Date is the first day of a calendar month. The phrase “Term” as used in this Lease shall mean the Initial Term and all renewal terms, if exercised.
(b)    So long as Tenant is not in default hereunder, Tenant shall have the right to elect to terminate the Term of this Lease by notice to Landlord delivered at any time after January 31, 2013, which termination shall be effective twelve (12) months after such notice, or such later date as specified in such notice, together with payment by Tenant of the unamortized balance of the costs incurred by Landlord in performing Landlord’s Work, which equal $91,489.21.
3.    DELIVERY OF PREMISES; LANDLORD’S WORK AND TENANT’S WORK.
(a)    Following the full execution and delivery of this Lease, Landlord shall construct and perform those items identified on Exhibit “E” attached hereto and made a part hereof (the “Landlord’s Work”). Landlord shall deliver to Tenant written notice of the date on which the Landlord’s Work is substantially complete (the “Delivery Date”). Promptly upon receipt of such written notice, and prior to taking possession of the Premises, Tenant shall examine and inspect the Premises and shall identify any and all punch list items (the “Punch List Items”), which shall be corrected and completed by Landlord within thirty (30) days following the Delivery Date. Tenant’s acceptance of possession shall constitute conclusive evidence that the Premises are in good order and satisfactory condition and that the Landlord’s Work has been constructed and performed in accordance with Exhibit “E” attached hereto and made a part hereof.
(b)    Within thirty (30) days following the Delivery Date, Landlord and Tenant shall execute and deliver the Certification, confirming, among other things, the date Landlord Delivered possession of the Premises and acknowledging that Tenant accepts the Premises “As Is” (subject only to Landlord’s obligation to correct and complete the Punch List Items ).
(c)    From and after the Delivery Date or, if earlier, the date on which Tenant enters the Premises for the purposes of constructing Tenant improvements to the Premises (“Tenant’s Work”) or for any other purpose, Tenant shall observe and perform all of the terms, covenants, conditions, and obligations set forth in this Lease, except for the obligations to pay Base Rent, Tenant’s pro rata share of Operating Costs (as hereinafter defined), Tenant’s pro rata share of Real Estate Taxes (as hereinafter defined), and Tenant’s pro rata share of Insurance Charges (as hereinafter defined) (all of which shall be abated until the Rent Commencement Date).
(d)    Notwithstanding anything to the contrary set forth herein, at all times during the Term and upon the expiration or earlier termination of the Term, the Tenant’s Work and all other improvements or alterations to the Premises shall be the property of Landlord, and Tenant shall not obtain or acquire any interest (equitable or otherwise) in any improvements or alterations to the Premises.
4.    RENEWAL OPTION. Provided that Tenant is in occupancy of the Premises and operating its business for the Permitted Use and is not then in default under this Lease, Tenant shall have the option to renew this Lease for one (1) additional successive term of five (5) years by delivering written notice thereof to Landlord at least six (6) months prior to the expiration of the Initial Term. All the terms and conditions of this Lease shall remain in effect during any renewal term, except that Base Rent shall be increased as set forth in this Lease.
5.    BASE RENT.
(a)    Commencing on the Rent Commencement Date, Tenant covenants to pay Base Rent and all other Rent (as defined below) to Landlord, without notice or demand, and without deduction or offset. Base Rent shall be payable on the Rent Commencement Date and then on the first day of each month, in advance, in equal monthly installments. Base Rent for any partial months of the Term shall be prorated on the basis of a thirty (30) day month. All payments of Base Rent and all other Rent owed to Landlord under this Lease shall be paid to Landlord at the Rent Mailing Address as set forth in Section 1(l), or to Landlord at such other address as Landlord may from time to time designate in writing.
(b)    The term “Rent” shall include Base Rent, Tenant Charges (as defined in Section 10), and any and all other charges and amounts (collectively “Additional Rent”) due to Landlord under this Lease.

6.    COMMON AREAS.

(a)    All common areas and other common facilities made available from time to time by Landlord in or about the Property (collectively, “Common Areas”) shall be subject to the exclusive control and management of Landlord. Common Areas shall include all areas, space, facilities, equipment, signs, and special services from time to time made available for the common and joint use and benefit of Landlord, Tenant, and other tenants and occupants of the Property, such as sidewalks, parking areas, access roads, driveways, landscaped areas, truck service ways, loading docks that are not exclusive to one tenant or group of tenants, and utility facilities.
Exhibit “A-1” sets forth the layout of the Common Areas, buildings, and improvements of the Property (collectively the “Property Improvements”), but this diagram shall not be deemed to be a warranty on the part of Landlord that the Property Improvements will be constructed or maintained in accordance with this layout. Landlord shall have the right to expand the Property Improvements to adjoining or nearby property and to add to, remove, relocate, replace, and/or otherwise change the Common Areas or any other Property Improvements as currently existing or as may be later constructed and to make all such other changes to the size, location, and arrangement of the Common Areas or any other Property Improvements as Landlord deems advisable.
(b)    Tenant shall have a non-exclusive license to use the Common Areas (as they exist now or at any time during the Term may exist) in common with Landlord and other tenants, occupants, and other parties that Landlord allows to use the Property, provided that such use by Tenant shall be for access and parking only. Landlord agrees to operate and maintain the Common Areas in a manner consistent with good commercial real estate practice. Landlord will have the right to (i) establish, modify, and enforce reasonable rules and regulations with respect to the Property and Common Areas; (ii) close all or any portion of the Common Areas to prevent the acquisition of public rights therein, for construction, or for other purposes; and (iii) perform or permit such other acts in and to the Common Areas that Landlord in the exercise of good business judgment deems to be advisable. A copy of Landlord’s current Rules and Regulations are attached hereto as Exhibit “B” and made a part hereof.
(c)    Tenant acknowledges that it shall have no right of access to Columbus International Airport by virtue of this Lease. Any such access may only be pursuant to the terms of a separate agreement between Tenant and the Columbus International Airport Authority.
7.    OPERATING COSTS. Tenant shall pay to Landlord as Additional Rent a share of the Property “Operating Costs”. As used in this Lease, “Operating Costs” shall mean the total costs and expenses incurred by Landlord in operating, maintaining, and repairing the Property, the Common Areas, and the Property Improvements, including without limitation, the cost and expense of landscaping, gardening, and planting; paving, patching, painting, and line painting of all parking areas, drives, and roadways; Common Area maintenance and cleaning, sanitary control, snow removal, and trash, garbage and other refuse removal, including costs related to trash compactors; repair, maintenance, and painting of sidewalks, pavements, light fixtures, signs, roofs, roof skins and downspouts; repair, maintenance, and painting of buildings (including, but not limited to, the exterior and load-bearing walls, floor slabs, and foundations); pest control; general repairs; fire protection; security services (if any); costs of all types of insurance coverages carried by Landlord for the Property (excluding “Insurance Charges” that are otherwise paid by Tenant under Section 9 below); assessments and other charges due under the Declaration, if any; maintenance, repair, and replacement of utility systems servicing the

Property; costs of lighting and other utilities serving the Property; depreciation of machinery and equipment owned and used in operation, maintenance, and repair of the Property, or the rental charges for such machinery and equipment; capital improvements, repairs, and replacements (provided that, with respect to any such improvement, repair, or replacement, the cost shall be amortized on a straight-line basis over the useful life of such improvement, repair, or replacement); the cost to Landlord for management; administrative, and overhead costs equal to ten percent (10%) of the foregoing Operating Costs as described in this provision. Landlord may cause any and all of the aforesaid services relating to Operating Costs to be provided by an independent contractor or contractors.
Tenant’s share of Operating Costs shall be computed by multiplying the total amount of the Operating Costs by a fraction (“Tenant’s Fractional Share”), the numerator of which shall be the Gross Leasable Area of the Premises, and the denominator of which shall be the total leasable floor area in the Property. Tenant’s share of Operating Costs shall be paid in accordance with Section 10 below.
8.    TAXES. Tenant shall pay to Landlord, in accordance with Section 10 below, a share of Real Estate Taxes, which shall be computed by multiplying the total amount of Real Estate Taxes by Tenant’s Fractional Share (in such calculation, “Excluded Parcels” shall mean those portions of the Property as to which real estate taxes thereon are not included in the total of Real Estate taxes for which Tenant is being charged a share hereunder).
The term “Real Estate Taxes” shall mean all taxes and assessments (special or otherwise) levied or assessed directly or indirectly against the Property (other than Excluded Parcels that are separately assessed for real estate tax purposes, if any) and other taxes arising out of the use and/or occupancy of the Property, imposed by any taxing authority having jurisdiction over the Property, and shall include expenses and reasonable attorney’s fees incurred by Landlord in contesting the validity or amount of any such taxes or assessments or in seeking a rebate of taxes or assessments. Real Estate Taxes shall not include franchise, capital stock, income, estate or inheritance taxes personal in nature to Landlord.
Tenant shall also pay promptly when due or make reimbursement to Landlord for all taxes imposed upon Tenant’s Rent, lease, and business operation, including without limitation, all sales taxes, value added taxes, documentary taxes, stamp taxes, and other taxes assessed upon the consideration to be received by Landlord for this Lease, or upon the personal property of Tenant.
9.    LANDLORD’S INSURANCE. Landlord agrees to maintain a “special form” policy of commercial property insurance and commercial general liability insurance on the Premises and Property, in types and amounts as reasonably determined by Landlord. Tenant agrees to pay Landlord, in accordance with Section 10 below, a share of the premiums (the “Insurance Charges”) paid by Landlord and attributable to such commercial property insurance, commercial general liability insurance, insurance for such other risks that Landlord may elect or be required to carry, and rent insurance, which share shall be computed by multiplying the total amount of Insurance Charges by Tenant’s Fractional Share.

10.    PAYMENT OF TENANT CHARGES. Landlord shall estimate the amounts that Tenant will owe for Operating Costs, Real Estate Taxes, and Insurance Charges (collectively the “Tenant Charges”) on the basis of periods of twelve (12) consecutive months as designated by Landlord, and Tenant shall pay one-twelfth of such estimate of Tenant Charges on a monthly basis in advance together with payment of Base Rent. As of the Rent Commencement Date, the Tenant Charges shall be equal to the “Initial Tenant Charges” amount set forth in Section 1(k) above. Landlord may revise the estimate of Tenant Charges from time to time and change Tenant’s monthly estimated payment of Tenant Charges accordingly. Landlord shall furnish Tenant annually (within four (4) months after the end of the applicable twelve (12) month period) with a statement of the actual Tenant Charges for the period in question, and there shall be an adjustment between Landlord and Tenant of Tenant Charges owed by Tenant for such period. Any amount owed to Landlord for an underpayment of the actual Tenant Charges shall be made within twenty (20) days after receipt by Tenant of the billing therefor. Tenant Charges at the beginning or end of the Term for periods of less than twelve (12) full calendar months shall be appropriately adjusted by Landlord.
11.    USE. The Premises shall be used solely for the Permitted Use and for no other use or purpose. Without limiting the generality of the foregoing, Tenant shall not permit the Premises to be used for the Prohibited Uses as set forth in Exhibit “C” attached hereto and incorporated as a part hereof. Tenant shall comply with all federal, state and municipal laws, ordinances and regulations relating to the Premises and the business conducted therein. Tenant shall not use or permit to be used any advertising medium or device, such as phonograph, radio or public address system, without the prior written consent of Landlord. Tenant shall not use, or permit to be used, the Premises for any illegal or immoral purpose. Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, sale, transportation or disposal of any chemical, material or substance that could pose a hazard to the health and safety of the other tenants and occupants of the Property or in violation of any law, rule or regulation relating to hazardous substances of any applicable governmental authority. Tenant shall comply with all environmental laws relating to Tenant’s business and use and occupancy of the Premises. As a material inducement to Landlord to enter into this Lease, Tenant agrees to operate its business in the Premises at all times during the term of this Lease. The provisions of this Section 11 are intended solely for the benefit of Landlord and are not intended for the benefit of any other tenant of the Property. No other tenant of the Property shall have the right to enforce or cause Landlord to enforce the provisions hereof; nor shall Tenant have the right to enforce or cause Landlord to enforce this or any similar provision in any other lease for space in the Property.
12.    TRADE FIXTURES. Tenant shall have the right to install its equipment and trade fixtures in the Premises, provided such installation shall not interfere with the construction of the building in which the Premises is located, and such installation shall be at the sole risk and expense of Tenant. All equipment and trade fixtures installed in the Premises by Tenant shall remain the property of, and shall be removable by, Tenant at the expiration of this Lease if (i) Tenant is not in default hereunder and (ii) Tenant agrees promptly to repair or reimburse Landlord for the cost of repairing all damage to the Premises occasioned by the removal of said trade fixtures. Equipment and fixtures that are integral to the operation of the Premises as a real estate unit generally, such as HVAC, plumbing, electrical, and illumination equipment or wall-to-wall carpeting (as opposed to loose area rugs), or that are permanently installed in the Premises (such as built-in cabinets) shall not be considered trade fixtures and shall not be removed by Tenant.

13.    MAINTENANCE BY LANDLORD. Landlord covenants that it will, within a reasonable time after being notified in writing by Tenant of the need therefor, make such repairs to the roof, outside walls (except windows and doors), gutters, downspouts, floor slab, and foundation of the building of which the Premises is a part as may be necessary in order to keep such building in good condition, unless said repairs are occasioned by the negligence or willful act of Tenant or any of its agents, employees or contractors, in which event such repairs shall be made at the expense of Tenant, subject to Section 21 below. Landlord will not be responsible for any damages resulting from any leak or defect in the roof, sidewalks, gutters, downspouts, floor slab, or foundation unless such damage is due to Landlord’s failure to make repairs thereto within a reasonable time after having been notified by Tenant of the need therefor. These covenants made by Landlord are subject to reimbursement as applicable pursuant to the provisions of Section 10 above.
14.    MAINTENANCE BY TENANT.
(a)    Tenant agrees that it will, at its own cost and expense, keep the interior of the Premises and the appurtenances thereto, including without limitation the heating and air conditioning systems, toilets, plumbing lines, sprinkler system, windows, glass, electric lines, fixtures, and equipment, in good condition and repair, making such replacements as may be necessary from time to time. Tenant shall be responsible for all repairs and replacements necessary to keep the Premises and the appurtenances thereto in good order and condition except those which Landlord has expressly agreed to make under the provisions of Section 13 of this Lease. Tenant further shall be responsible, at Tenant’s sole cost and expense, for the maintenance, repair, and replacement, as necessary, of any and all dock(s) serving the Premises. Landlord hereby assigns all available warranties, if any, to Tenant for systems which Tenant is required to maintain, and shall upon request provide copies of same to Tenant.
(b)    Tenant shall store all trash, rubbish and garbage in fully-closed containers at the rear of the Premises. Tenant shall not burn or otherwise dispose of any trash, waste, rubbish or garbage in or about the Premises. Tenant shall pay for the cost of trash and rubbish removal or pay its pro-rata share, in the event that Landlord provides for trash and rubbish removal.
(c)    In connection with the requirements of this Section 14, Tenant agrees to obtain and maintain from a reputable company a quarterly maintenance contract on the heating and air conditioning systems and to furnish Landlord with a copy of said contract on the Rent Commencement Date.
(d)    Tenant agrees that it will, at Tenant’s expense, comply with any mandatory preventative maintenance items required by insurance carriers, rating authorities or public officials to minimize loss frequency and/or severity within the Premises.
(e)    Tenant shall keep the Premises free from insects pests and vermin of all kinds, and for that purpose Tenant shall use, at Tenant’s cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may reasonably require.
(f)    Sprinkler systems, if any, located in Tenant’s area shall be maintained, at Tenant’s sole expense, in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant’s area shall be monitored by supervisory alarm service. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant’s premises. Moreover, it shall be Tenant’s responsibility to contact the Commercial Property Manager at 4300 East Fifth Avenue, Columbus, Ohio 43219, (614) 449-6890, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant’s repair obligations hereunder. Tenant shall replace all sprinkler heads due to painting or environmental exposure from Tenant’s operations. All other cost of maintaining the sprinkler system in Tenant’s area shall be paid by Tenant.
15.    UTILITIES. Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the Premises during the Term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies, or other charges on such utility services when the same become due and payable. Should any utility service not be separately metered, then Tenant shall be responsible for its pro rata share thereof as determined from time to time and billed by Landlord. Tenant acknowledges that Landlord may sub-meter water. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord’s negligence.
During the Term hereof or any renewal or extension period, whether the Premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the Premises so as to avert any damage to the Premises on account of cold weather.
16.    ALTERATIONS. Tenant shall not make any exterior or structural alterations to the Premises without Landlord’s prior written consent, which may be withheld by Landlord for any or no reason in Landlord’s sole discretion. Tenant may make interior, non-structural alterations and improvements to the Premises after Tenant has obtained Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed, of the plans and specifications of the work to be performed and has satisfied Landlord’s requirements for bonding, insurance, and other contractor requirements. All alterations and improvements shall be performed in a first-class manner, using new materials, in a good and workmanlike manner, in accordance with all applicable Laws, and in strict accordance with the plans and specifications approved by Landlord. In no event shall Tenant make any change to the Premises that lessens the value of the Premises or violates any laws or other legal requirements, the Declaration, if applicable, or the provisions of any mortgage on the Property. Work done by Tenant under the provisions of this paragraph shall not interfere with the use by other tenants of their premises on the Property. Tenant shall indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the Premises.
17.    ASSIGNMENT AND SUBLETTING.
(a)    Tenant shall not assign, sublease, transfer, or encumber any interest in this Lease or allow any third party to use or occupy all or any portion of the Premises (a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, Tenant hereby acknowledge and agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (ii) the transferee’s business or reputation is not suitable for the Property, considering the tenant mix of the Property, the business and reputation of the other tenants, and the character and quality of the Property, or would result in a violation of another tenant’s rights under its lease; (iii) the transferee is a current tenant or occupant of the Property; or (iv) Tenant is in default beyond any applicable notice and cure period. Any attempted Transfer in violation of this Section 17, shall, exercisable in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of this Section 17, Tenant’s sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent, and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.
(b)    Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Term covered by the Transfer within ten (10) days following receipt thereof by Tenant.
(c)    If Tenant is a corporation, limited liability company, partnership, or similar entity, and the person, persons, or entity which owns or controls a majority of the voting interests at the time changes for any reason (including, but not limited to, a merger, consolidation, or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange.
(d)    In the event that Tenant seeks Landlord’s consent for an assignment, Tenant shall, along with the request submit a payment of Five Hundred Dollars ($500.00) to Landlord as payment to defer the cost of Landlord’s review of the assignment request.
18.    EMINENT DOMAIN. If any part of the Premises shall be taken by governmental authority pursuant to its power of eminent domain (or Landlord conveys any part of the Premises pursuant to a threat thereof), then the Premises shall be reduced in proportion to the amount so taken or conveyed, unless the amount taken shall be so great that it would be impractical for Tenant, to continue operation, in which event this Lease shall be canceled and terminated as of the date of such taking. All compensation awarded for any taking of the Premises or the Property shall belong solely to and be the property of Landlord, and Tenant assigns to Landlord all of Tenant’s rights with respect hereto. However, Tenant may apply for reimbursement from the condemning authority (if permitted by law) for moving expenses, removal of Tenant’s equipment and/or trade fixtures, or loss of Tenant’s business good will, provided that any such reimbursement shall not reduce the amount of the award otherwise recoverable from the condemning authority by Landlord. If a portion of the Premises is taken and this Lease is not terminated, Landlord shall at its own expense restore the remaining portion of the Premises to a complete architectural unit, provided that (i) Landlord shall in no event be obligated to incur costs and expenses in excess of the condemnation award or proceeds actually received by Landlord and (ii) such work shall not exceed the scope of the Landlord’s Work. Furthermore, in the event of such taking, the Rent shall be reduced proportionately based in the percentage of the Premises taken and not restored by Landlord.

19.    DAMAGE BY FIRE. If the Premises shall be damaged by fire or other casualty during the Term hereof, Landlord agrees that it will restore the Premises in accordance with the standard unit specifications set forth on Exhibit “E” with reasonable dispatch, insofar as the proceeds from Landlord’s insurance permit and provided that Landlord’s mortgagee does not require insurance proceeds to be paid to it. All other repairs shall be conducted at the sole expense of Tenant. If the Premises are rendered untenantable in whole or in part as a result of damage, the Base Rent payable hereunder shall be equitably and proportionately abated (according to loss of use) during the period intervening between the date of such damage and the date the Premises are restored; provided, however, that if such damage occurs during the last two (2) years of the Term and exceeds fifty percent (50%) of the insurable value of the Premises at the time such damage occurs, unless Tenant has duly exercised an option to renew pursuant to the terms hereof or any further options subsequently granted by Landlord in writing, Landlord may terminate this Lease as of the date of such damage by giving Tenant written notice of its intention to do so within thirty (30) days after such damage occurs. If this Lease is so terminated, then Rent payable hereunder shall be abated as of the date of such damage, and Tenant shall remove all of its property from the Premises within fifteen (15) days after the notice of termination is given.
20.    TENANT’S INDEMNIFICATION, LIABILITY AND CASUALTY INSURANCE. Tenant agrees that it will indemnify, defend, and hold Landlord, its successors, assigns, agents, members and employees, harmless from any and all injury or damage to person or property in, on or about the Premises, and all injury or damage occurring elsewhere on or about the Property as a result of any use of or operations on or about the Premises or of the negligence or willful misconduct of Tenant, its agents or employees, including, without limitation, all costs, expenses (including reasonable attorney’s fees), claims or suits arising in connection therewith. Tenant covenants that it will, at all times during the Term hereof, at its own cost and expense, carry commercial general liability insurance on the Premises (including Common Areas adjoining the Premises) with coverage for each occurrence of at least $3,000,000.00 combined single limit for personal and bodily injury, death and property damage, which insurance shall name Landlord and any mortgagee as additional named insureds. Tenant further covenants that it will, at all times during the Term, at its own cost and expense, carry “special form” property insurance against damage by fire, extended coverage and other perils, in an amount equal to the replacement value thereon: (1) all parts of the Premises for which Tenant is responsible under the terms of this Lease; (2) Tenant’s furniture, fixtures, and equipment in the Premises; and (3) all tenant leasehold improvements. At the time this Lease is executed and thereafter during the term hereof within (i) fifteen (15) days after request therefor by Landlord, and (ii) fifteen (15) days after each policy renewal, Tenant shall furnish to Landlord certificates and evidence of insurance evidencing the continuous existence during the term of this Lease of all insurance required to be carried by Tenant hereunder. If Tenant fails to provide such insurance, Landlord may (but shall not be obligated to) do so and collect the cost thereof as Rent. Landlord and any mortgagee shall not be liable for any damage to persons or property sustained in or about the Premises, howsoever caused.
21.    RELEASE AND WAIVER OF SUBROGATION. Landlord and Tenant mutually release and discharge each other (as well as the officers, directors, partners, agents and employees of each other) from responsibility and liability (by way of subrogation or otherwise for loss or damage to any building, structure or other property (real or personal) of the other party, or any resulting loss of income that is an insured loss under the terms of the insurance policies) of the releasing party or that involves a fire, casualty or other risk or loss required to be insured against under this Lease. This release and discharge shall be applicable even though such loss or damage may have been caused by the negligence of the party hereby released. Landlord and Tenant agree to include a waiver of subrogation endorsement in each of their respective casualty insurance policies.
22.    DEFAULT.
(a)    In the event Tenant shall be in default in the performance of any of the terms, covenants, conditions or provisions herein contained, including but not limited to the Rules and Regulations attached hereto as Exhibit “B” after Landlord has given Tenant thirty (30) days prior written notice of such non-performance (or such additional reasonable time as Tenant may require if cure is not practicable within such thirty (30) day period and Tenant has commenced the cure and is diligently continuing to completion not to exceed ninety (90) days), or in the event Tenant shall become insolvent or shall make a general assignment for the benefit of its creditors, or in the event a receiver shall be appointed for Tenant or a substantial part of its property and such receiver is not removed within thirty (30) days after appointment, Tenant shall be deemed to be in default under the terms of this Lease (each such event, an “Event of Default”) and Landlord may, in addition to all other remedies available at law or in equity, exercise the remedies set forth in Section 23 hereof.
(b)    In the event Landlord has failed to receive the payment of any installment of Rent, Tenant shall be deemed to be in default under the terms of this Lease, and Landlord may, in addition to all other remedies available at law or in equity, exercise the remedies set forth in Section 23 hereof.
23.    LANDLORD’S REMEDIES.
(a)    Upon the occurrence of any Event of Default, Landlord may do any one or more of the following:

(i)
Without terminating Tenant’s obligation to pay Rent, elect to terminate this Lease and the tenancy created hereby by giving Notice to Tenant, which termination shall be effective as of the date of such Notice or any later date therein specified by Landlord in such Notice (and on the effective date of such termination, all obligations and liabilities of Landlord hereunder shall terminate), and, without further Notice, Landlord shall have the right to repossess the Premises, by summary proceedings or otherwise, and remove Tenant and all other person and property from the Premises, without liability for damage to, and without obligation to store, such property. After such termination, Landlord may change the locks. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication by any element of damages):

(1)
accrued Rent to the effective date of termination together with late charges and interest thereon at the rate of eighteen percent (18%) per annum (the “Default Rate”) from the date owed through the date paid; plus

(2)	the cost of recovering the Premises, including without limitation, attorneys’ fees; plus

(3)	all costs of enforcing this Lease, including, without limitation, the provisions of this subparagraph (a) against Tenant; plus

(4)
costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises to prevent damage, advertising costs, brokerage commissions, and reasonable attorneys’ fees (collectively, “Reletting Costs”); plus

(5)
the present value of the Rent (discounted at a rate of interest equal to eight percent (8%) per annum (the Discount Rate)) that would have accrued under this Lease for the Term, reduced by the present value of the actual Rent, discounted at the Discount Rate, received from Landlord’s successful reletting of the Premises. It being agreed, however, that Landlord’s obligation to relet or attempt to relet the Premises is subject to the provisions of subparagraph (b) below. For purposes of computing the amount of Rent that would have accrued after the effective date of termination, obligations for real estate taxes, insurance costs shall be projected, based upon the rate of increase, if any, in such items from the Rent Commencement Date through the termination date; plus

(6)	any other costs or amounts necessary to compensate Landlord for all damages caused by Tenant’s failure to perform its obligations hereunder.
or

(ii)
Elect to immediately, or at any time (whereupon all obligations and liability of Landlord hereunder shall terminate) thereafter, and without terminating this Lease, enter into and upon the Premises or any part thereof and take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises, remove any and all of their property from the Premises, and change the locks. Tenant covenants and agrees that notwithstanding any such re-entry by Landlord, it shall pay and be liable for (on the days originally fixed herein for the payment thereof) amounts equal to the several installments of Rent and other charges reserved as they would, under the terms of this Lease, become due if Landlord had not re-entered as aforesaid, together with all Reletting Costs, and whether the Premises be relet or remain vacant in whole or in part or for a period less than the remainder of the Term, or for the whole thereof.

In the event of an Event of Default, Landlord shall not be deemed to have terminated this Lease (or the Term thereof) unless Landlord delivers a Notice to Tenant that expressly terminates this Lease.

(b)    In the event of an Event of Default as set forth in Section 22 above, Landlord may relet the Premises or any part therefor, for such term and on such terms and conditions as Landlord, in its sole discretion, may determine. Landlord agrees, at the cost of Tenant, to take commercially reasonable efforts to relet the Premises. Rent received by Landlord from such reletting shall be applied first to Reletting Costs, second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall determine), third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall determine), and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due; and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph (a)(i) above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such Lease shall be and remain the exclusive property of Landlord, and Tenant shall not, at any time, be entitled to recover any such rental, provided, however, that Tenant shall be given credit for all rents received. Landlord may at any time, upon an occurrence of an Event of Default whether before or after a reletting, elect to terminate this Lease pursuant to subparagraph (a)(i) above.
(c)    New Locks; Disposition of Property. If Landlord terminates the Lease pursuant to subparagraph (a) above or terminates Tenant’s possession under subparagraph (b) above, (1) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed at the Premises, and (2) any and all property which Landlord has the right to remove from the Premises pursuant to subparagraph (a) or subparagraph (b) above, shall at Tenant’s sole cost and expense, be (a) stored and/or (b) sold at private or public sale for such price as Landlord may obtain, with the proceeds of any such sale being applied to amounts due from Tenant to Landlord under this Lease (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.
(d)    Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided in this Lease or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a Tenant Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.
(e)    Late Charges and Interest. Any Rent not paid when due shall bear interest beginning ten (10) days after the due date at the Default Rate, or until payment is received by Landlord. In addition, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the amount ten (10) days overdue to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. The parties agree that (1) it would be impractical and extremely difficult to fix the actual damage that Landlord will suffer on account of Tenant’s late payment, (2) such interest and late charges represent a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (3) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charge is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of such late charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.
(f)    Landlord’s Cure of Tenant Defaults. If Tenant fails to perform any non-monetary obligation under this Lease for thirty (30) days after Notice thereof by Landlord (except that no Notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to ten percent (10%) thereof for Landlord’s overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom, or a waiver of any remedies to which Landlord is entitled to as a result of Tenant’s failure to perform.
(g)    Bad Rent Checks. If during any five (5) year period under the Term Landlord receives two (2) or more checks from Tenant which are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any bad checks shall be paid by Tenant.
(h)    Other Matters. No re-entry or repossession, repairs, changes, alterations, additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant. The times set forth herein for the curing of violations by Tenant are of the essence.
(i)    Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall have the obligation to mitigate damages to the extent required by applicable law. If Landlord is required by applicable law to mitigate damages under this Lease: (1) Landlord shall be required only to use commercially reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other premises in the Property, (2) Landlord will not be deemed to have failed to mitigate and such mitigation shall be deemed complete if Landlord leases all portions of the Premises.
24.    SIGNS, AWNINGS AND CANOPIES. Subject to Tenant obtaining all required municipal and other governmental approvals and any other approvals deemed reasonably necessary by Landlord under the Declaration, if applicable, as the case may be, Tenant shall install, at its expense, exterior signage in conformity with the sign criteria of Landlord attached as Exhibit “D”, or such other sign criteria as Landlord may hereafter promulgate in its reasonable business discretion. Except for the signage designated on Exhibit “D”, Tenant agrees not to place any other sign, advertising matter or the like on the exterior of the Premises without Landlord’s prior written consent. All of Tenant’s signs and other displays shall be of professional quality and shall be consistent and compatible with a first-class industrial property. Under no circumstances shall Tenant place hand-lettered advertising on any window or door of the Premises or anywhere on the exterior of the Premises. No exterior identification signs attached to any building of the Property shall be of the following type: (i) flashing, moving or audible signs; (ii) exposed neon tubes, exposed ballast boxes, or exposed transformers, provided that Tenant shall have the right to employ any methods necessary for the installation of internally illuminated self-contained channel letters and further provided that such signs shall be permitted if a part of a national tenant’s prototypical signage; or (iii) paper or cardboard signs other than professionally prepared interior window signs advertising special sales within the subject premises, temporary signs (exclusive of contractor signs and professionally prepared “grand opening” banners), stickers or decals, provided, however, the foregoing shall not prohibit the placement at the entrance of each such premises a sticker or decal which contains the phrase “no solicitation” or words of like import. All signs of Tenant shall be subject to and shall comply at all times with applicable governmental requirements. No awnings or canopies shall be erected without Landlord’s prior written consent. Tenant agrees to maintain all signs in good condition and repair.
25.    SUBORDINATION. Tenant agrees and acknowledges that this Lease shall be subject and subordinate to any and all mortgages and deeds of trust that may now or hereafter affect this Lease or the real property of which the Premises forms a part, and to all terms, provisions, renewals, modifications, consolidations, replacements and extensions thereof. Such subordination shall be automatic and self-operative and no further instrument of subordination shall be necessary unless required by any mortgagee in which event Tenant agrees, within ten (10) days after request by Landlord or the mortgagee, to execute any agreement reasonably required by such mortgagee to memorialize such subordination, provided that such agreement shall provide that, for so long as Tenant has fully and faithfully performed all of the terms, conditions, covenants, and obligations set forth in this Lease, Tenant’s right to use and occupy the Premises shall remain nondisturbed by the mortgagee and those acting by or through the mortgagee. Tenant further agrees to attorn to any successor to Landlord’s interest in the Premises, including any mortgagee, ground lessor or future holder of a mortgage or to any purchaser at foreclosure (or by deed in lieu of foreclosure) (“Mortgagee”) upon all of the terms and conditions of this Lease.
26.    ESTOPPEL CERTIFICATE. Within ten (10) days after receipt of a request therefor, Tenant agrees to deliver to Landlord and/or to any actual or prospective purchaser, Mortgagee or other third party designated by Landlord a duly executed and acknowledged instrument certifying to Tenant’s best knowledge (i) whether this Lease is in full force and effect (and if not, why), (ii) as to the existence of any default, (iii) whether there are any defenses, counterclaims or offsets to such default, (iv) whether there has been any modification or amendment to this Lease, and (v) as to such other matters relating to this Lease as may be reasonably requested. Any such certificate may be relied upon by Landlord and by any other person to whom it has been exhibited or delivered, and the contents of the certificate shall be biding upon Tenant.
27.    INSPECTION. Tenant agrees to allow Landlord or its representatives or prospective purchasers or Mortgagees, at any reasonable hour, to enter the Premises for the purpose of inspecting the same, for making any repairs deemed necessary or desirable, or for showing the Premises to any party. Tenant will allow “For Rent” signs to be placed on the front walls or doorways of the Premises and to remain thereon without hindrance or molestation during the last six (6) months of the Term.
28.    FORCE MAJEURE. In the event either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of hurricane, tornado (or comparable weather conditions of unusual security) strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this Section 28 shall not operate to excuse Tenant, nor shall Tenant in any event be excused, from prompt payment of Rent.
29.    LANDLORD’S LIABILITY. Tenant acknowledges that Landlord’s liability under this Lease shall be limited to Landlord’s equity interest in the Property, and any judgment against Landlord shall be satisfied solely out of the proceeds of sale of Landlord’s equity interest in the Property. No judgment rendered against Landlord shall give rise to any right of execution or levy against Landlord’s other assets. No individual who is Landlord or any member or partner of any joint venture, tenancy in common, firm, partnership or other form of joint ownership that is Landlord, or their heirs, personal representatives, successors and assigns, shall have any personal liability to Tenant, or to any person claiming under or through Tenant, for any amount or in any capacity. Such exculpation of liability shall be absolute and without exception whatsoever. Nothing in this Section 29, however, shall bar Tenant from seeking and enforcing any equitable remedy of Tenant against Landlord, but any such equitable remedy that can be cured by the expenditure of money may be enforced personally against Landlord only to the extent of Landlord’s equity interest in the Property. Furthermore, it is understood and agreed that in each and every instance in which Landlord’s approval or consent is required under this Lease, Landlord shall not be liable for damages (whether direct, consequential or otherwise) by reason of its failure to grant such approval or consent (unless Landlord is found to have acted in bad faith), and Tenant’s sole remedy shall be an action for injunctive relief or specific performance.
30.    NOTICES. Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given if and when (i) posted in the United States registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, or (iii) delivered by overnight express delivery by a nationally-recognized commercial courier service, and in any event addressed to Landlord at Landlord’s Mailing Address or addressed to Tenant at Tenant’s Mailing Address (“Notice”). Either party may at any time change its address for Notice purposes by sending a notice to the other party advising of the new address.
31.    QUIET ENJOYMENT. Provided that Tenant has performed all of its obligations under this Lease, Landlord covenants that Tenant shall have and enjoy quiet and peaceable possession of the Premises during the Term free of molestation by Landlord, subject to the provisions of this Lease, the Declaration, if applicable, and of all mortgages, ground leases, encumbrances and other matters of record affecting title to the Property.

32.    NO WAIVERS. The failure of Landlord to insist, in any one or more instances, upon strict performance by Tenant of any covenant of this Lease shall not be construed as a waiver or relinquishment for the future of such covenant, but the same shall continue and remain in full force and effect. The receipt by Landlord or its Agent of Rent with knowledge of the breach or any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been agreed upon unless expressed in writing signed by the parties hereto.
33.    SUCCESSORS AND ASSIGNS. This Lease and all terms, covenants, conditions and provisions herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and (if and when assigned in accordance with the provisions hereof) assigns.
34.    TERMINATION/HOLDOVER. On expiration or sooner termination of the Term, Tenant shall surrender to Landlord the Premises and all Tenant’s improvements and alterations in good, clean, orderly, and undamaged condition, except for ordinary wear and tear or condemnation or destruction of the Premises as covered by Sections 18 and 19 and except for trade fixtures that Tenant has removed under the provisions of Section 12. Tenant shall deliver to Landlord all keys to the Premises, remove all its personal property and make repairs and reimbursements pursuant to Section 12 within the above stated time. Landlord may elect to retain or dispose of, in any manner, any alterations or Tenant’s personal property that Tenant does not remove from the Premises on expiration or termination of the Term. Title to any such alterations or Tenant’s personal property that Landlord elects to retain or dispose of after expiration of the Term shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or personal property. Tenant shall be liable to Landlord for Landlord’s costs of storing, removing, and disposing of any alterations or Tenant’s personal property which Landlord does not elect to acquire.
If Tenant fails to surrender the Premises on the date that the Term of this Lease expires or terminates, Tenant’s continued occupancy shall be deemed to be a tenancy-at-will (and not a tenancy from month-to-month or from year-to-year) cancelable by Landlord upon forty (48) hours’ prior oral or written notice, and such tenancy shall be subject to all of the provisions of this Lease, except that Base Rent during the holdover tenancy shall be equal to one hundred fifty percent (150%) the Base Rent in effect immediately prior to the end of the Term.
35.    SECURITY DEPOSIT. Tenant has deposited with the Landlord the amount set forth in Section 1(j) as security for the performance by Tenant of every covenant and condition of this Lease. If Tenant shall default in respect of any covenant or condition of this Lease, including but not limited to the payment of Rent, Landlord may apply the whole or any part of such security deposit to the payment of any amount in default or any other amount which Landlord may be required to spend by reason of Tenant’s default. Tenant shall pay Landlord, on demand, the amount so applied which shall be added to the security deposits so that the same will be restored to its original amount. Should the Premises be conveyed by Landlord, the security deposit or any balance thereof may be turned over to Landlord’s grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to security deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return. Should Tenant comply with all of the covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Tenant (or at the option of Landlord, to the last assignee of Tenant’s interest in this Lease) at the expiration of the term hereof. Tenant shall not be entitled to any interest on the security deposit.
36.    MECHANIC’S LIENS. Tenant agrees that it will, at all times during the term of this Lease, take any and all steps necessary to prevent the filing of mechanic’s liens against the Premises. If any mechanic’s or other liens, or order for the payment of money, shall be filed against the Premises, or any building or improvements within the Property, by reason of Tenant’s change or alteration thereto, Tenant shall cause the same to be canceled or discharged of record within ten (10) days after notice of filing, by bond or otherwise, at the expense of Tenant, and Tenant shall also defend on behalf of Landlord, at Tenant’s sole cost and expense, any action, suit or proceeding which may be brought thereon for the enforcement of such lien, liens or orders, and Tenant shall pay any damage and satisfactorily discharge any judgment entered therein and save harmless Landlord from any claim, attorney fees or damage therefrom. In the event Tenant fails to remove such lien, liens or orders within thirty (30) days of filing, Landlord may have said lien, liens or orders removed and Tenant agrees to reimburse any amount paid by Landlord to remove said lien, liens or order within ten (10) days after notice of filing, including reasonable attorney’s fees.
37.    HAZARDOUS SUBSTANCES.
(a)    During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising due to the breach of Tenant’s obligations set forth in this Section. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the Premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises.
(b)    Prior to any renovation or demolition activities containing any asbestos containing materials or asbestos containing building materials, as defined by federal, state or local laws, ordinances, rules and regulations, which are the responsibility of Tenant hereunder, or in connection with any renovation or demolition by Tenant, Tenant shall notify Landlord at least thirty (30) days prior to commencing such renovation or demolition. Such notification shall include the scope of work to be performed and the schedule of the renovation or demolition. Tenant shall be responsible for compliance with all applicable asbestos and environmental regulations for its own employees and any other persons under their control or direction, including but not limited to employee training.
(c)    Tenant shall be solely responsible for the cost, and/or expense for the identification, containment, treatment, and/or required remediation activities associated with the removing of any “hazardous materials” which are brought to, created on, and/or disposed upon the Premises and/or Property by Tenant or any contractor, agent or employee of Tenant. As used in this Lease, the term “hazardous material” shall mean: (a) any “hazardous substance” as defined in §101(14) of the Comprehensive Environmental response, Compensation and

Liability Act, 42 U.S.C. § 9601(14) amended; (b) any “hazardous waste”; (c) petroleum or petroleum products, crude oil or any by-products thereof, natural gas or synthetic gas used for fuel; and (d) any additional substances or materials which at some time are classified or considered to be hazardous or toxic under the laws of the State of Ohio or any other ordinances, laws and/or regulations of all governmental authorities having jurisdiction [the materials described in clauses (a) through (d) above are collectively referred to herein as “hazardous materials”]. The obligations of Tenant under this Section 37 shall survive the expiration or sooner termination of this Lease.
(d)    Landlord shall be solely responsible for the cost, and/or expense for the identification, containment, treatment, and/or required remediation activities associated with the removing of any “hazardous materials” which are brought to, created on, and/or disposed upon the Property by Landlord or any contractor, agent or employee of Landlord, or which may presently be located on the Premises. Landlord represents that to its actual knowledge without any investigation, there are no “hazardous materials” in violation of the law in the Premises or in any of the common areas of the Property.
38.    LEASE GUARANTY. Landlord’s obligations under this Lease are conditioned upon receipt of a Guaranty of Lease in the form attached as Exhibit “G” executed by the Guarantor and receipt of satisfactory evidence of the authority of the Guarantor to execute the Guaranty of Lease.
39.    MISCELLANEOUS PROVISIONS.
(a)    Entire Agreement: Modification. This Lease represents the final understanding and agreement between Landlord and Tenant and incorporates all negotiations between the parties. This Lease cannot be modified except by writing signed by the party against whom the modification is to be enforced.
(b)    Interpretation. The captions and headings in this Lease are for the purposes of reference only and shall not limit or define the meaning of the provisions of this Lease. References to any specific gender shall be deemed to include the other gender or neuter, as applicable, references to “expiration” shall include “termination” and vice-versa, and references to the singular shall include the plural and vice-versa, all as the context may require. If Tenant consists of multiple parties, the liability of such parties shall be joint and several, and the release of any one or more of such Parties shall not affect the liability of any other party not expressly released in writing. This Lease shall not be construed more strictly against one party than the other, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.
(c)    Waiver of Jury Trial. Landlord and Tenant hereby mutually waive any and all rights which either party may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.
(d)    Choice of Law. This lease shall be governed by Ohio Law.
(e)    Brokerage Commission. Landlord and Tenant each warrant and represent to the other that they did not deal with any real estate broker in connection with the negotiation, execution and delivery of this Lease. Each party agrees to indemnify, defend, and save the other harmless from and against any and all liabilities, costs, causes of action, damages and expenses, including, without limitation, attorneys’ fees, with respect to or arising out of any claims made by any real estate broker, agent or finder with respect to this lease in breach of the foregoing representation. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
(f)    Short Form Lease. Tenant agrees not to record this Lease. However, upon the request of either party, the other party shall join in the execution of a “short form lease” for the purposes of recordation, including such terms of this Lease (other than economic terms) as are typically included in such document. Either party may record such “short form lease” at its own expense.
(g)    Submission of Lease. This Lease does not constitute an offer to lease, and Landlord shall not be bound by this Lease until it is executed and unconditionally delivered by both parties.
(h)    Tenant Authority. (i) If Tenant is a partnership, each person executing this Lease on behalf of Tenant warrants that Tenant is a validly existing partnership qualified to do business under the laws of the state in which the Property is located, that such partnership has the full right and authority to enter into this Lease and that no other partners other than those signing this Lease on behalf of Tenant must join in this execution; and (ii) if Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby warrants that (1) Tenant is a duly constituted corporation qualified to do business and in good standing in the state in which the Property is located; (2) such corporation has the full right and authority to enter into this Lease, and (3) each person signing this Lease on behalf of the Tenant has been duly authorized by the board of directors of Tenant to execute and deliver this Lease on behalf of the corporation and that no other signatures are necessary.
(i)    Right to Mortgage.

(i)
Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord’s interest in the Premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant’s rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee, or the purchaser at any foreclosure sale. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant, within ten (10) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in-fact for Tenant.

(ii)
Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord’s interest in the demised premises upon notice of such mortgagee’s name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

(j)    Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same instrument.
(k)    OFAC List. Tenant hereby represents and warrants its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), including, without limitation, Executive Order 13224. Tenant further represents and warrants (i) that it is not, and it is not owned or controlled by any person or entity on OFAC’s List of Specially Designated Nationals and Blocked Persons, which, as of the date hereof, may be accessed through the following Internet address: http://www.treas.gov/offices/enforcement/ofac; and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business.  Tenant covenant~~s~~ and agree~~s~~ to deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion confirming Tenant’s compliance with this subsection (k).

WITNESS the following signatures:

LANDLORD:

4300 VENTURE 34910 LLC,
a Delaware limited liability company

By:    4300 East Fifth Avenue LLC
an Ohio limited liability company
Its:    Member

By:    Jubilee-Aircenter L.L.C.
a Delaware limited liability company
Its:    Manager

By:    Schottenstein Realty LLC
a Delaware limited liability company
Its:    Managing Member

By:    /s/ Joseph Schottenstein
Print Name: Joseph Schottenstein
Its:    Executive Vice President

TENANT:

SB CAPITAL ACQUISITIONS, LLC,
a(n) Delaware Limited Liability Company

By:    /s/ Stephen Chovan
Print Name:    Stephen Chovan
Title:    CFO

24